EXHIBIT 10.1

FIFTH AMENDMENT TO CREDIT AGREEMENT

FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of December 15, 2016, to that certain ABL Credit Agreement, dated as of June 10, 2015 (as amended, supplemented or otherwise modified through the date hereof, the “Credit Agreement”), among Tesla Motors, Inc. (the “Company”, and together with each Wholly-Owned Domestic Subsidiary of the Company that becomes a U.S. Borrower pursuant to the terms of the Credit Agreement, collectively, the “U.S. Borrowers”), Tesla Motors Netherlands B.V. (“Tesla B.V.”, and together with each Wholly-Owned Dutch Subsidiary of Tesla B.V. that becomes a Dutch Borrower pursuant to the terms of the Credit Agreement, collectively, the “Dutch Borrowers”; and the Dutch Borrowers, together with the U.S. Borrowers, collectively, the “Borrowers”), the lenders from time to time party thereto (the “Lenders”), Deutsche Bank AG New York Branch, as Administrative Agent (the “Administrative Agent”) and as Collateral Agent, and the other agents party thereto.

RECITALS:

WHEREAS, the Company has requested that the available commitments under the Credit Agreement be increased from $1,000,000,000 to up to $1,250,000,000;

WHEREAS, pursuant to Section 13.12 of the Credit Agreement, the Credit Agreement may be amended with the written consent of the Required Lenders and each Credit Party party to the Credit Agreement;

WHEREAS, pursuant to Section 13.12 of the Credit Agreement, any amendment to Section 3 requires the written consent of each Issuing Lender;

WHEREAS, each financial institution listed on Annex I hereto (each, an “Incremental Lender”) desires to become a party to the Credit Agreement as a Lender thereunder and provide Revolving Loan Commitments in an aggregate amount set forth opposite its name on Annex I hereto (for such Incremental Lender, its “Incremental Commitment”); and

WHEREAS, the parties now wish to amend the Credit Agreement in certain respects.

AGREEMENT:

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

Section 1. Defined Terms. Unless otherwise specifically defined herein, each term used herein (including in the recitals above) has the meaning assigned to such term in the Credit Agreement.

Section 2. Amendments.

2.1Amendments to Section 1.1 of the Credit Agreement.

2.1.1The following defined terms shall be inserted into Section 1.1 of the Credit Agreement in appropriate alphabetical order:

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” shall mean, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Fifth Amendment Effective Date” shall mean December 15, 2016.

“Third Amendment” shall mean the Third Amendment to Credit Agreement, dated as of the Third Amendment Effective Date, among the Company, Tesla B.V., the lenders party thereto, the Collateral Agent and the Administrative Agent.

“Write-Down and Conversion Powers” shall mean, with respect to any EEA Resolution Authority, the Write-Down and Conversion Powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which Write-Down And Conversion Powers are described in the EU Bail-In Legislation Schedule.

2.1.2The definition of “Defaulting Lender” in Section 1.1 of the Credit Agreement shall be amended by deleting “or” at the end of clause (c) thereof, deleting the “.” at the end of clause (d) thereof and inserting “, or” in lieu thereof and inserting the following new clause (e) after clause (d) thereof:

“(e) has, or has a direct or indirect parent company that has become the subject of a Bail-In Action.”

2.1.3The definition of “Issuing Lender” in Section 1.1 of the Credit Agreement shall be amended and restated in its entirety as follows:

“Issuing Lender” shall mean each of (i) DBNY (except as otherwise provided in Section 12.09) (ii) JPMorgan Chase Bank, N.A., (iii) Morgan Stanley Senior Funding Inc., (iv) Bank of America, N.A., (v) Wells Fargo Bank, National Association, (vi) Citibank, N.A., (vii) Barclays Bank PLC and (viii) any other Lender reasonably acceptable to the Administrative Agent and the Company which agrees to issue Letters of Credit hereunder; provided that, if any Extension is effected in accordance with Section 2.19, then on the occurrence of the Initial Maturity Date, each Issuing Lender shall have the right to resign as such on, or on any date within 20 Business Days after, the Initial Maturity Date, upon not less than 30 days’ prior written notice thereof to the Company and the Administrative Agent and, in the event of any such resignation and upon the effectiveness thereof, the resigning Issuing Lender shall retain all of its rights hereunder and under the other Credit Documents as Issuing Lender with respect to all Letters of Credit theretofore issued by it (which Letters of Credit shall remain outstanding in accordance with the terms hereof until their respective expirations) but shall not be required to issue any further Letters of Credit hereunder.  If at any time and for any reason (including as a result of resignations as contemplated by the last proviso to the preceding sentence), an Issuing Lender has resigned in such capacity in accordance with the preceding sentence and no Issuing Lenders exist at such time, then no Person shall be an Issuing Lender hereunder obligated to issue Letters of Credit unless and until (and only for so long as) a Lender (or Affiliate of a Lender) reasonably satisfactory to the Administrative Agent and the Company agrees to act as Issuing Lender hereunder.  Any Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by one or more Affiliates of such Issuing Lender (and such Affiliate shall be deemed to be an “Issuing Lender” for all purposes of the Credit Documents). Notwithstanding anything to the contrary contained herein, Wells Fargo Bank, National Association shall be an Issuing Lender solely with respect to Letters of Credit denominated in U.S. Dollars and shall be under no obligation to issue (and the Borrowers shall not request Wells Fargo Bank, National Association to issue) any Letter of Credit denominated in a currency other than U.S. Dollars. Notwithstanding anything to the contrary contained herein, each of DBNY, Barclays Bank PLC and Morgan Stanley Senior Funding Inc. shall be an Issuing Lender solely with respect to standby Letters of Credit and shall be under no obligation to issue trade Letters of Credit (and the Borrowers shall not request any of DBNY, Barclays Bank PLC or Morgan Stanley Senior Funding Inc. to issue such trade Letters of Credit).

2.1.4The definition of “Total Revolving Loan Commitment” in Section 1.1 of the Credit Agreement shall be amended and restated in its entirety as follows:

“Total Revolving Loan Commitment” shall mean, at any time, the sum of the Revolving Loan Commitments of each of the Lenders at such time. As of the Fifth Amendment Effective Date, the Total Revolving Loan Commitment is $1,200,000,000.

2.2Amendment to Schedule 1.01(a) to the Credit Agreement. Schedule 1.01(a) to the Credit Agreement shall be amended and restated in its entirety as set forth on Schedule 1 hereto.

2.3Amendment to Dollar Thresholds. The Credit Agreement shall be amended such that Section 2.14(e) of the Credit Agreement shall apply to the increase in the Total Revolving Loan Commitment effected pursuant to this Amendment as if such increase were a provision of Incremental Commitments pursuant to Section 2.14 of the Credit Agreement.

2.4Amendment to Section 2.14 of the Credit Agreement. Section 2.14 of the Credit Agreement shall be amended to add a new clause (f) that reads as follows:

“(f) Notwithstanding anything to the contrary herein or in the Third Amendment, the Company shall have the right, at any time after the Fifth Amendment Effective Date, to request up to $50,000,000 of Incremental Commitments pursuant to this Section 2.14.”

2.5Amendment to Section 3.02(a) of the Credit Agreement.  (a) Clause (i) of Section 3.02(a) of the Credit Agreement  shall be amended by inserting immediately after the phrase “shall be required to” the following text: “(but, for the avoidance of doubt, such Issuing Lender may, in its sole discretion)”.

(b)Clause (vii) of Section 3.02(a) of the Credit Agreement shall be amended by replacing each reference to “Initial Maturity Date” therein with a reference to “Final Maturity Date”.

2.6Amendment to Section 2.15(d) of the Credit Agreement.  Section 2.15(d) of the Credit Agreement  shall be amended by inserting immediately after the phrase “provided that, except to the extent otherwise expressly agreed to by the affected parties” the following text: “and subject to Section 9.15”.

2.7Amendment to Section 9.12(f) of the Credit Agreement.  Section 9.12(f) of the Credit Agreement  shall be amended by deleting the reference therein to “Section 9.12(c)” and substituting in lieu thereof a reference to “Section 9.12(d)”.

2.8Amendment to Article IX of the Credit Agreement. Article IX of the Credit Agreement shall be amended to add a new Section 9.15 that reads as follows:

“9.15.Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b) the effects of any Bail-in Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.”

Section 3. Incremental Lenders.

Each Incremental Lender (i) confirms that it is an Eligible Transferee, (ii) confirms that it has received a copy of the Credit Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement and to become a Lender under the Credit Agreement, (iii) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the other Credit Documents, (iv) appoints and authorizes the Administrative Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as are delegated to the Administrative Agent and the Collateral Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto and (v) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.

Section 4. Issuing Lender.  As of the Amendment Effective Date, each of Citibank, N.A. and Barclays Bank PLC agrees to act as an Issuing Lender under the Credit Agreement, and agrees that it, in such capacity, will be bound by and subject to and will comply with the obligations applicable to an Issuing Lender under the Credit Agreement.

Section 5. Conditions. This Amendment shall become effective on the date on which the following conditions precedent have been satisfied or waived (the date on which such conditions shall have been so satisfied or waived, the “Amendment Effective Date”):

(a) The Administrative Agent shall have received a counterpart of this Amendment, executed and delivered by the Credit Parties, the Administrative Agent, the Required Lenders, each Incremental Lender and the Swingline Lender.

(b) All fees required to be paid to the Administrative Agent and the Lenders in connection herewith, accrued reasonable and documented out-of-pocket costs and expenses (including, to the extent invoiced in advance, reasonable legal fees and out-of-pocket expenses of counsel) and other compensation due and payable to the Administrative Agent, the Lenders and the Incremental Lenders on or prior to the Amendment Effective Date shall have been paid.

(c) Each of the representations and warranties made by the Credit Parties in or pursuant to the Credit Agreement or in or pursuant to the other Credit Documents shall be true and correct in all material respects (except that any representation and warranty that is qualified or subject to “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects) on and as of the Amendment Effective Date as if made on and as of such date except for such representations and warranties expressly stated to be made as of an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(d) No Default or Event of Default shall exist on the Amendment Effective Date.

(e) The Administrative Agent shall have received an officer’s certificate from an Authorized Officer of the Company and dated as of the Amendment Effective Date, certifying that each condition set forth in Sections 3(c) and (d) hereof have been satisfied on and as of the Amendment Effective Date.

(f)  The Administrative Agent shall have received from Wilson Sonsini Goodrich & Rosati, P.C., special New York counsel to the Credit Parties, an opinion in form and substance reasonably satisfactory to the Administrative Agent addressed to the Administrative Agent, the Collateral Agent and each of the

Lenders and dated the Amendment Effective Date covering such matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

(g) The Administrative Agent shall have received from DLA Piper Nederland N.V., special Dutch counsel to the Dutch Credit Parties, an opinion in form and substance reasonably satisfactory to the Administrative Agent addressed to the Administrative Agent, the Collateral Agent and each of the Lenders and dated the Amendment Effective Date covering such matters incident to the transactions contemplated herein as the Administrative Agent may reasonably request.

(h) The Administrative Agent shall have received a certificate from each Credit Party, dated the Amendment Effective Date, signed by an Authorized Officer of such Credit Party (or, with respect to Tesla B.V., its directors), and, if signed by an Authorized Officer of such Credit Party, attested to by another Authorized Officer of such Credit Party, in the form of Exhibit E-2 to the Credit Agreement (or such other form reasonably acceptable to the Administrative Agent) with appropriate insertions, together with copies of the certificate or articles of incorporation and by-laws (or other equivalent organizational documents relating to any Dutch Credit Party), as applicable, of such Credit Party and the resolutions of such Credit Party referred to in such certificate.

(i) The Administrative Agent shall have received a good standing certificate (or equivalent) for the Company.

Section 6.  Representations and Warranties, etc.  The Borrowers hereby confirm, reaffirm and restate that each of the representations and warranties made by any Credit Party in the Credit Documents is true and correct in all material respects on and as of the Amendment Effective Date (it being understood and agreed that (x) any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date and (y) any representation or warranty that is qualified by “materiality”, “Material Adverse Effect” or similar language shall be true and correct in all respects).  The Borrowers represent and warrant that, immediately after giving effect to the occurrence of the Amendment Effective Date, no Default or Event of Default has occurred and is continuing.  The Borrowers represent and warrant that each Credit Party (i) has the Business power and authority to execute, deliver and perform the terms and provisions of this Amendment and has taken all necessary Business action to authorize the execution, delivery and performance by thereof and (ii) has duly executed and delivered this Amendment, and that this Amendment constitutes a legal, valid and binding obligation of the Borrowers enforceable against each Borrower in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

Section 7. Reaffirmation. Each Guarantor hereby agrees that (i) all of its Obligations under the Credit Documents shall remain in full force and effect on a continuous basis after giving effect to this Amendment and (ii) each Credit Document is ratified and affirmed in all respects.

Section 8. Governing Law. This Amendment and the rights of the parties hereunder shall be governed by and construed in accordance with the laws of the State of New York (without regard to conflicts of law principles that would result in the application of any law other than the law of the State of New York).

Section 9. Effect of This Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of any Lender or Agent under the Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle any party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document in similar or different circumstances.

Section 10. Bookrunners.  Each of Deutsche Bank Securities Inc., J.P. Morgan Securities LLC, Goldman Sachs Bank USA, Morgan Stanley Senior Funding, Inc., Citibank, N.A., Bank of America, N.A. and Barclays Bank PLC is a bookrunner with respect to this Amendment and the Borrowers hereby agree that each is deemed an Arranger for purposes of Sections 12.02(b) and 13.01 of the Credit Agreement and entitled to the benefits and protections afforded to, and subject to the provisions governing the conduct of, Arrangers thereunder.

Section 11. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.  Delivery of an executed signature page of this Amendment by facsimile transmission or electronic transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof.

Section 12. Miscellaneous. This Amendment shall constitute a Credit Document for all purposes of the Credit Agreement. The Borrowers shall pay all reasonable fees, costs and expenses of the Administrative Agent incurred in connection with the negotiation, preparation and execution of this Amendment and the transactions contemplated hereby.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

TESLA MOTORS, INC.

By:	/s/ Jason Wheeler Name: Jason Wheeler Title: Chief Financial Officer

TESLA MOTORS NETHERLANDS B.V.

By:	/s/ Marc Cerda Name: Marc Cerda Title: Managing Director

[Fifth Amendment to Credit Agreement – Signature Page]

DEUTSCHE BANK AG NEW YORK BRANCH, as Administrative Agent, Collateral Agent, Issuing Lender, Swingline Lender and a Lender
By:	/s/ Dusan Lazarov
Name: Dusan Lazarov Title: Director

By:	/s/ Benjamin Souh
Name: Benjamin Souh Title: Vice President

[Fifth Amendment to Credit Agreement – Signature Page]

Goldman Sachs Bank USA, as a Lender

By:	/s/ Ushma Dedhiya Name: Ushma Dedhiya Title: Authorized Signatory

[Fifth Amendment to Credit Agreement – Signature Page]

CREDIT SUISSE AG, CAYMAN ISLANDS
BRANCH, as a Lender

By:	/s/ Vipul Dhadda Name: Vipul Dhadda Title: Authorized Signatory

By:	/s/ Karim Rahimtoola Name: Karim Rahimtoola Title: Authorized Signatory

[Fifth Amendment to Credit Agreement – Signature Page]

MORGAN STANLEY SENIOR FUNDING INC., as an Issuing Lender and a Lender

By:	/s/ Christopher Winthrop Name: Christopher Winthrop Title: Vice President

[Fifth Amendment to Credit Agreement – Signature Page]

BANK OF AMERICA, N.A., as an Issuing Lender and a Lender

By:	/s/ Robert M. Dalton Name: Robert M. Dalton Title: Senior Vice President

[Fifth Amendment to Credit Agreement – Signature Page]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as an Issuing Lender and a Lender

By:	/s/ Krista Mize Name: Krista Mize Title: Authorized Signatory

[Fifth Amendment to Credit Agreement – Signature Page]

CITIBANK, N.A., as an Issuing Lender and a Lender

By:	/s/ Christopher Marino Name: Christopher Marino Title: Vice President and Director

[Fifth Amendment to Credit Agreement – Signature Page]

BARCLAYS BANK PLC, as an Issuing Lender and a Lender

By:	/s/ Christopher M. Aitkin Name: Christopher M. Aitkin Title: Assistant Vice President

[Fifth Amendment to Credit Agreement – Signature Page]

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Edward D. Herko Name: Edward D. Herko Title: Authorized Signatory

[Fifth Amendment to Credit Agreement – Signature Page]

ANNEX I

Incremental Lenders; Incremental Commitments

Incremental Lender	Incremental Commitments
BARCLAYS BANK PLC	$175,000,000
ROYAL BANK OF CANADA	$25,000,000
TOTAL	$200,000,000

Schedule 1

Schedule 1.01(a)

Lenders; Commitments

Revolving Loan Commitments

Lender	Revolving Loan Commitment
DEUTSCHE BANK AG NEW YORK BRANCH	$147,500,000
GOLDMAN SACHS BANK USA	$175,000,000
BARCLAYS BANK PLC	$175,000,000
CITIBANK, N.A.	$147,500,000
JPMORGAN CHASE BANK, N.A.	$147,500,000
MORGAN STANLEY SENIOR FUNDING, INC.	$147,500,000
BANK OF AMERICA, N.A.	$110,000,000
WELLS FARGO BANK, NATIONAL ASSOCIATION	$100,000,000
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH	$25,000,000
ROYAL BANK OF CANADA	$25,000,000
TOTAL	$1,200,000,000